Exhibit 10.6


                              CONSULTING AGREEMENT

This CONSULTING AGREEMENT (the "Agreement"), is effective as of this 1st day of February, 2005, between: Sussex Avenue Partners, LLC (the "Consultant"), with an office at 1902 Wright Place, Suite 200, Carlsbad, CA 92008 and Vitro Diagnostics, Inc., ("Company"), with offices at 12635 East Montview Blvd, Aurora, Colorado 80010

                                   WITNESSETH

WHEREAS, the Company requires and will continue to require consulting services relating to management advisement, strategic planning and marketing in connection with its business, together with advisory and consulting related to shareholder management, public relations, investor relations and fund raising.

WHEREAS, Consultant is qualified to provide the Company with the aforementioned consulting services and is desirous to perform such services for the Company;

WHEREAS, the Company wishes to induce Consultant to provide these consulting services to the Company and wishes to contract with the Consultant regarding the same believing it to be in its best interest,

NOW, THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:

1. APPOINTMENT.
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The Company hereby engages Consultant and Consultant agree to render services to the Company as a consultant upon the terms and conditions hereinafter set forth.

2. TERM.
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The term of this Consulting Agreement began as of the date of this Agreement, and shall terminate on June 1, 2005 unless earlier terminated in accordance with paragraph 9 herein or extended as agreed to between the parties.

3. SERVICES.
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During the term of this Agreement, Consultant shall provide advice to undertake for and consult with the Company concerning management, marketing, consulting, strategic planning, corporate organization and structure, financial matters in connection with the operation of the businesses of the Company, expansion of services, acquisitions and business opportunities, and shall review and advise the Company regarding its overall progress, needs and condition. The services of Consultant shall not be exclusive nor shall Consultant be required to render any specific number of hours or assign specific personnel to the Company or its projects. The parties hereto acknowledge and agree that Consultant cannot guarantee the results or effectiveness of any of the services rendered or to be rendered by Consultant. Rather, Consultant shall conduct its operations and provide its services in a professional manner and in accordance with good industry practice.

Consultant agrees to provide on a timely basis the following enumerated services plus any additional services contemplated thereby:

(a) The implementation of short-range and long-term strategic planning to fully develop and enhance the Company's assets, general resources, products and services;

(b) Advise the Company relative to its operational needs, relating specifically to past and future corporate transactional and mergers and acquisitions matters.

(c) Advise the Company in relation to shareholder management and public relations.

(d) Facilitate investor relations activities, identify and act as a finder for private placement investors.

(e) Attached schedule "A" to become part of this agreement.

In the course of providing these services, Consultant shall only disclose to third parties that information provided to it by the Company or expressly authorized in writing. Any profiles, reports, promotional materials or other written information prepared by or on behalf of the Consultant shall be submitted to the Company for approval in advance of any dissemination by Consultant.

4. DUTIES OF THE COMPANY.
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The Company shall provide Consultant, on a regular and timely basis, with all approved data and information about it, its subsidiaries, its management, its products and services and its operations as shall be reasonably requested by Consultant, and shall advise Consultant of any facts which would affect the accuracy of any data and information previously supplied pursuant to this paragraph. The Company shall promptly supply Consultant with full and complete copies of all financial reports, all fillings with all federal and state securities agencies; with full and complete copies of all stockholder reports; with all data and information supplied by any financial analyst, and with all brochures or other sales materials relating to its products or services.

5. COMPENSATION.
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Upon execution of this Agreement and in settlement for its services hereunder, Consultant shall receive 500,000 (Five Hundred Thousand) of the Company's shares of common stock. The Company further agrees that within 3 days of execution of this agreement it will execute a written request to its transfer agent to prepare and deliver, per Consultant's instructions, one or more stock certificates for the Company's shares of common stock. Consultant understands that the shares of stock to be issued by the Company will be issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, and applicable state securities law and that the certificate will bear a legend reflecting these restrictions. The Company will also notify its transfer agent of these restrictions. In connection with the issuance of the shares, the Consultant represents to the Company that it is acquiring the shares for its own account, for investment purposes only, and not for resale, fractionalization, assignment, distribution or transfer to any third party. The Consultant further represents that it is an "accredited investor" within the meaning of Rule 501 of Regulation D adopted under the 1933 Act and that is has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Company and can afford the loss of its entire investment. Consultant has read and is familiar with the contents of all reports filed by the Company with the Securities and Exchange Commission ("SEC") to the date of this Agreement.

The Company will also reimburse Consultant for any out of pocket expenses, including, without limitation, travel accommodation, telephone and postage. Consultant will detail such expenses in a monthly invoice, which the Company agrees to pay within 15 days. Consultant will agree expenses in advance with the Company if they are expected to exceed $1,000 in any calendar month

6. REPRESENTATION AND INDEMNIFICATION.
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The Company shall be deemed to have been made a continuing representation of the accuracy of any and all facts, material information and data which it supplies to Consultant and acknowledges its awareness that Consultant will rely on such continuing representation in disseminating such information and otherwise performing its advisory functions. Consultant in the absence of notice in writing from the Company, will rely on the continuing accuracy of material, information and data supplied by the Company. The Company agrees to indemnify, hold harmless and defend Consultant, its agents or employees from any proceeding or suit which arises out of or is due to the inaccuracy or incompleteness of any material or information supplied by the Company to Consultant. Consultant represents that he has knowledge of and is experienced in providing the aforementioned services.

7. COMPLIANCE WITH SECURITIES LAWS.
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The Company understands that any and all compensation outlined in Section 5 shall be paid solely and exclusively as consideration for the aforementioned consulting efforts made by Consultant on behalf of the Company as an independent contractor. Consultant agrees to adhere to all rules and regulations of the SEC in the performance of its duties under this Agreement, including those regarding the disclosure of its compensation under this Agreement in connection with any recommendations or reports that may be issued by the Consultant. Consultant further represents to the Company that it posses all licenses and registrations necessary to perform its duties hereunder and to receive the compensation payable hereunder.

8. CONFIDENTIALITY
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Consultant will not disclose, without the consent of the Company, any financial or business information concerning the business, affairs and plans of the Company which Consultant may receive from the Company, provided such information is plainly marked in writing by the Company as being confidential (the Confidential Information). Consultant will not be bound by the foregoing limitation in the event (i) the Confidential Information is otherwise disseminated and becomes public information, or (ii) Consultant is required to disclose the Confidential Information pursuant to a subpoena or other judicial order.

9. MISCELLANEOUS.
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Termination: This Agreement shall be terminated immediately upon written notice for material breach of this Agreement. Upon termination, and fees or expenses due to Consultant shall become immediately payable.

Modification: This Consulting Agreement sets forth the entire understanding of the Parties with respect to the subject matter hereof. This Consulting Agreement may be amended only in writing signed by both Parties.

Notices: Any notice required or permitted to be given hereunder shall be in writing and shall be mailed or otherwise delivered in person or by facsimile transmission at the address of such Party set forth above or to such other address or facsimile telephone number as the Party shall have furnished in writing to the other Party.

Waiver: Any waiver by either Party of a breach of any provision of this Consulting Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Consulting Agreement. The failure of a Party to insist upon strict adherence to any term of this Consulting Agreement on one or more occasions will not be considered a waiver or deprive that Party of the right thereafter to insist upon adherence to that term of any other term of this Consulting Agreement.

Assignment: The Agreement is not assignable by either party unless agreed in writing.

Severability: If any provision of this Consulting Agreement is invalid, illegal, or unenforceable, the balance of this Consulting Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

Disagreements: Any dispute or other disagreement arising from or out of this Consulting Agreement shall be submitted to arbitration under the rules of the American Arbitration Association and the decision of the arbiter(s) shall be enforceable in any court having jurisdiction thereof. Arbitration shall occur only in San Diego County, CA. The interpretation and the enforcement of this Agreement shall be governed by California Law as applied to residents of the State of California relating to contracts executed in and to be performed solely within the State of California. In the event any dispute is arbitrated, the prevailing Party (as determined by the arbiter(s)) shall be entitled to recover that Party's reasonable attorney's fees incurred (as determined by the arbiter(s)).

IN WITNESS WHEREOF, this Consulting Agreement has been executed by the Parties as of the date first above written.

For and on behalf of
Vitro Diagnostics, Inc.                         Sussex Avenue Partners, LLC


/s/                                             /s/
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   James Musick                                     Barry R Clark
   CEO/President                                    Managing Director